NaviSite, Inc.

LIMITED POWER OF ATTORNEY

 This statement confirms that the
undersigned has authorized and designated
each of Veronica Zorrilla, Ann Imes, Heather
Turner, Suzanne Hamel and Thomas B. Rosedale
his attorney-in-fact to (i) prepare, execute
and file on behalf of the undersigned Form ID
or any other necessary documents or forms in
order to obtain access codes (including, without
limitation, CIK and CCC codes) for the undersigned
to permit filing on EDGAR, and (ii) prepare, execute
and file on behalf of the undersigned all Forms 3, 4
and 5 (including any amendments thereto) that the
undersigned may be required to file with the U.S.
Securities and Exchange Commission as a result of
the undersigned's ownership of or transactions in
securities of NaviSite, Inc.  The authority of such
attorneys under this Power of Attorney shall continue
until the undersigned is no longer required to file
Forms 3, 4 and 5 with regard to the undersigned's
ownership of or transactions in securities of
NaviSite, Inc., unless earlier revoked in writing.
The undersigned acknowledges that such attorneys
are not assuming any of the undersigned's responsibilities
to comply with the requirements of Section 16 of the
Securities Exchange Act of 1934, as amended, or any of
the undersigned's liabilities for failure to comply with
such requirements.

Date: April 22, 2008
      /s/ Nasir Cochinwala
     --------------------------
     Nasir Cochinwala